EXHIBIT INDEX
                                  -------------


99        Press release of Gardenburger, Inc., dated February 3, 1998.

                                                                      EXHIBIT 99
                                                                      ----------


FOR IMMEDIATE RELEASE
                          CONTACT: RICHARD C. DIETZ         SEAN BEERS
                                   CHIEF FINANCIAL OFFICER  INVESTOR RELATIONS
                                   (503) 205-1500           (503) 844-8888 X-105

                GARDENBURGER, INC. REPORTS 105% RISE IN NET SALES
                    AND RECORD EARNINGS DURING FOURTH QUARTER

     PORTLAND, Ore., Feb. 3, 1998 -- Gardenburger, Inc. (NASDAQ:GBUR) today announced financial results for the fourth quarter ended December 31, 1997, showing a continuation of its accelerating sales growth with a 105 percent increase in net sales over the same period in 1996 and record earnings of $979,000, or $.11 per share on a basic basis. For the year, the Company reported net sales growth of 40 percent over 1996 and a net loss of $1.4 million, which was in line with its operating plan. These results reflect the Company's reclassification of certain trade promotions and sales discounts during the fourth quarter, which are now shown as sales and marketing expenses rather than as offsets to net sales. All comparative figures have been restated for this reclassification.

     For the fourth quarter ended December 31, 1997, net sales increased 105 percent to $17.0 million from $8.3 million for the fourth quarter of 1996. The gross profit percentage in the fourth quarter of 1997 was approximately 56 percent, up from 50 percent in the same quarter of 1996, due mainly to increased efficiencies at the Company's Portland, Oregon manufacturing facility and better fixed cost coverage from higher sales. Selling and marketing expenses in the fourth quarter of 1997 were $6.2 million, or 36 percent of net sales, compared to selling and marketing expenses in the fourth quarter of 1996 of $3.3 million, or 40 percent of net sales. The increase in expense was due to the Company's continued investment in sales and marketing activities during the fourth quarter of 1997 associated with its national roll-out of the Gardenburger(R) veggie patty into the retail grocery channel. General and administrative expenses in the fourth quarter of 1997 were $1.6 million, or 9 percent of net sales, compared to general and administrative expenses in the fourth quarter of 1996 of $1.2 million, or 15 percent of net sales.

     Net income for the fourth quarter of 1997 was $979,000, compared to a net loss of $294,000 for the same period last year. Net income per share was $.11 on a basic basis and $.10 per share on a diluted basis in the fourth quarter of 1997, compared to a net loss per share of $.03 on both a basic and diluted basis in the fourth quarter of 1996.

     For the year-to-date period ended December 31, 1997, net sales increased 40 percent to $56.8 million, up from $40.5 million for the same period last year. The gross profit percentage was approximately 52 percent for 1997, up from 51 percent for 1996, due to improved manufacturing efficiencies and better fixed cost coverage from higher sales. Selling and marketing expenses were $26.2 million, or 46 percent of net sales, compared to selling and marketing expenses of $13.6 million, or 34 percent of net sales, during the same period last year. The increase was due to the Company's investment in sales and marketing activities during 1997 associated with its continuing national roll-out of the Gardenburger(R) product into the retail grocery channel and a national advertising campaign. General and administrative expenses were $5.5 million, or 10 percent of net sales, compared to general and administrative expenses in 1996 of $5.0 million, or 12 percent of net sales.

     In line with its operating plan, the Company incurred a net loss for the year-to-date period ended December 31, 1997, of $1,393,000, compared to $1,063,000 in net income in the same period last year. The net loss per share was $.16 on both a basic and diluted basis, down from net income per share of $.13 on a basic basis and $.12 on a diluted basis in the corresponding 1996 period.

     "Our 105 percent sales increase during the fourth quarter continues the acceleration in sales growth that began earlier this year," said Lyle G. Hubbard, chief executive officer. "This gain was primarily driven by our successful expansion of Gardenburger(R) into full national grocery distribution. Overall, we are very pleased with our quarter and year-end results for 1997, and we are also optimistic that 1998 is going to be a year of rapid growth driven by national TV advertising, additional new product introductions and improved margins from our new manufacturing facility in Clearfield, Utah."

     Founded in 1985 by GardenChef Paul Wenner(TM), Gardenburger, Inc. is an innovator in meatless, low-fat food products. The Company distributes its flagship Gardenburger(R) and other GardenProducts(TM) to more than 30,000 food service outlets throughout the United States, Canada and abroad. Retail customers include more than 20,000 grocery and specialty food stores and more than 4,000 natural food stores. Based in Portland, Oregon, the Company currently employs more than 160 people.

     Statements in this press release about future events or performance are forward looking statements that are necessarily subject to risk and uncertainty. The Company's actual results could be quite different. Important factors that could affect results include the Company's reliance on product acceptance, the Company's ability to execute its retail distribution plans, the effectiveness of the Company's sales and marketing efforts and intense competition in the meatless food products industry, which the Company believes will increase. Other important factors that could affect results are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's 1996 annual report to shareholders. Although forward-looking statements help provide complete information about the Company, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.



                                                         GARDENBURGER, INC.

                                     Fourth Quarter Ended                     Year-to-date Period Ended

                                  Dec 31, 1997      Dec 31, 1996           Dec 31, 1997       Dec 31, 1996
                                  ------------      ------------           ------------       ------------
Net sales                          $16,997,000        $8,305,000            $56,837,000        $40,527,000

Net income (loss)                      979,000          (294,000)            (1,393,000)         1,063,000

Net income (loss) per share
- basic                            $       .11       $      (.03)           $      (.16)       $       .13
                                   ===========       ===========            ===========        ===========

Net income  (loss) per share
- diluted                          $       .10       $      (.03)           $      (.16)       $       .12
                                   ===========       ===========            ===========        ===========

Weighted    average   shares
outstanding - basic                  8,606,561         8,566,456              8,584,300          8,455,623

Weighted    average   shares
outstanding - diluted                9,355,652         8,566,456              8,584,300          9,065,969


                                                                 -###-


                                                        GARDENBURGER, INC.
                                                ANALYSIS OF STATEMENTS OF EARNINGS
                                          (AFTER SALES/DISCOUNT RESTATEMENT & UNAUDITED)

                                          FISCAL QUARTER ENDED                                  FISCAL YTD AS OF
                                Dec 31         Dec 31        CHANGE                   Dec 31        Dec 31      CHANGE
                                 1997           1996         DOLLARS       %           1997          1996       DOLLARS       %
                             -----------    -----------   -----------    -----     -----------   -----------  -----------   -----
Net Sales                    $16,996,664    $ 8,305,054   $ 8,691,610     105%     $56,836,652   $40,526,809  $16,309,843     40%

Cost of goods sold             7,532,095      4,184,000     3,348,095      80%      27,235,908    19,906,000    7,329,908     37%
                             -----------    -----------                            -----------   -----------
   Gross profit                9,464,569      4,121,054     5,343,515     130%      29,600,744    20,620,809    8,979,935     44%
   MARGIN                             56%            50%                                    52%           51%

Operating expenses:
  Sales & marketing            6,156,272      3,299,054     2,857,218      87%      26,191,302    13,582,809   12,608,493     93%
  General & administrative     1,568,121      1,229,000       339,121      28%       5,470,908     4,963,000      507,908     10%
  Acquired in-process research
    & development                      -              -                                      -       612,000     (612,000)  -100%
                             -----------    -----------                            -----------   -----------
    Total Operating expense    7,724,393      4,528,054     3,196,339      71%      31,662,210    19,157,809   12,504,401     65%

    Operating income           1,740,176       (407,000)    2,147,176    -528%      (2,061,466)    1,463,000   (3,524,466)  -241%

Other income(expense):
  Rounding                             -              -                                      -             -
  Interest income                 57,297         78,000       (20,703)    -27%         145,719       365,000     (219,281)   -60%
  Interest expense                     -              -             -       0%               -             -            -      0%
  Other                          (48,765)       (39,000)                              (136,249)      (38,000)
                             -----------    -----------                            -----------   -----------
   Total other income(expense)     8,532         39,000       (30,468)    -78%           9,470       327,000     (317,530)   -97%

    Income before provision
     for income taxes          1,748,708       (368,000)    2,116,708    -575%      (2,051,996)    1,790,000   (3,841,996)  -215%

Provision for income taxes       770,190        (73,096)      843,286   -1154%        (659,326)      727,000   (1,386,326)  -191%
                             -----------    -----------                            -----------   -----------

   NET EARNINGS              $   978,518    $  (294,904)  $ 1,273,422    -432%     $(1,392,670)  $ 1,063,000  $(2,455,670)  -231%
                             ===========    ===========                            ===========   ===========
   MARGIN                              6%            -4%                                    -2%            3%

Basic earnings per share     $      0.11    $     (0.03)                           $     (0.16)  $      0.13
                             ===========    ===========                            ===========   ===========
Diluted earnings per share   $      0.10    $     (0.03)                           $     (0.16)  $      0.12
                             ===========    ===========                            ===========   ===========

Basic number of
shares outstanding             8,606,561      8,566,456                              8,584,300     8,455,623
                             ===========    ===========                            ===========   ===========

Diluted # of shares
  outstanding                  9,355,652      8,566,456                              8,584,300     9,065,969
                             ===========    ===========                            ===========   ===========


---------------------------------------------------------------------------------------------------------------------------------
* Amount of restatement      $   904,986    $   261,054                            $ 2,145,710   $ 1,272,809
---------------------------------------------------------------------------------------------------------------------------------


                               GARDENBURGER, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                             Dec 97               Dec 96
                                          ------------         -----------
ASSETS

Current Assets:
  Cash & cash equivalents                 $ 2,614,359          $ 7,755,000
  Accounts receivable (net)                 8,847,557            2,800,000
  Inventory                                 3,202,607            4,790,000
  Prepaid expenses                          2,321,480              378,000
  Tax refunds                                 474,690              653,000
  Current deferred tax asset                  713,122              470,000
                                          -----------          -----------
            Total current assets           18,173,815           16,846,000

  Net fixed assets                          7,822,365            6,814,000
  Other assets                              1,260,877            1,274,000
  Deffered tax asset                                -                    -
                                          -----------          -----------
  TOTAL ASSETS                            $27,257,057          $24,934,000
                                          ===========          ===========

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:

  Short term note payable                           -                    -
  Accounts payable                        $ 3,164,713          $ 2,173,000
  Payroll and related liabilities payable     948,247              458,000
  Accrued employee bonuses                    668,311              221,000
  Accrued relocation                          160,646              178,000
  Accrued brokers'commissions                 469,273              199,000
  Accrued slotting fees                       678,649               89,063
  Other current liabilities                   568,411              134,937
                                          -----------          -----------
     Total Current Liabilities              6,658,250            3,453,000

Deferred Income Tax Liability                 437,750              502,000
Deferred gain sale/leaseback                  310,249
                                          -----------          -----------
     Total Long-term Liabilities              747,999              502,000

Shareholders' equity:
  Common stock                              8,670,659            8,468,000
  Capital paid in surplus                   4,219,643            4,139,000
  Retained earnings                         6,960,506            8,372,000
                                          -----------          -----------
            Total Shareholders' Equity     19,850,808           20,979,000


TOTAL LIABILITIES & EQUITY                $27,257,057          $24,934,000
                                          ===========          ===========


                                                         GARDENBURGER, INC.
                                                      STATEMENTS OF OPERATIONS
                                              (In thousands, except per share amounts)

After Restatement

                                    --------------------------------------------      --------------------------------------------
                                    Q1-1996  Q2-1996  Q3-1996  Q4-1996  YTD 1996      Q1-1997  Q2-1997  Q3-1997  Q4-1997  YTD 1997
                                    -------  -------  -------  -------  --------      -------  -------  -------  -------  --------
Net sales                           $ 9,439  $11,353  $11,431  $ 8,304  $ 40,527      $10,304  $13,465  $16,071  $16,997  $ 56,837
Cost of goods sold                    4,641    5,473    5,608    4,184    19,906        5,188    6,623    7,892    7,532    27,235
                                    -------  -------  -------  -------  --------      -------  -------  -------  -------  --------
      Gross margin                    4,798    5,880    5,823    4,120    20,621        5,116    6,842    8,179    9,465    29,602

Operating expenses:
  Sales and marketing                 3,208    3,545    3,530    3,300    13,583        4,663    7,549    7,824    6,156    26,192
  General and administrative          1,000    1,589    1,146    1,228     4,963        1,114    1,532    1,256    1,568     5,470
  Acquired in-process
    research & development              612        -        -        -      612
                                    -------  -------  -------  -------   -------      -------  -------  -------  -------  --------
                                      4,820    5,134    4,676    4,528    19,158        5,777    9,081    9,080    7,724    31,662

                                    -------  -------  -------  -------   -------      -------  -------  -------  -------  --------
      Operating income                  (22)     746    1,147     (408)    1,463         (661)  (2,239)    (901)   1,741    (2,060)

Other income (expense):
  Interest income                       113       83       92       77       365           67       39       22       17       145
  Other, net                             (1)       -        -      (37)      (38)          (4)      (8)    (115)      (9)     (136)
                                    -------  -------  -------  -------   -------      -------  -------  -------  -------  --------
                                        112       83       92       40       327           63       31      (93)       9        10

                                    -------  -------  -------  -------   -------      -------  -------  -------  -------  --------
Income (loss) before provision
  for (benefit from) income taxes        90      829    1,239     (368)    1,790         (598)  (2,208)    (994)   1,749    (2,051)
Provision for (benefit from)
  income taxes                           32      308      461      (74)      727         (243)    (837)    (349)     770      (659)

                                    -------  -------  -------  -------   -------      -------  -------  -------   ------  --------
Net income (loss)                   $    58  $   521  $   778  $  (294)  $ 1,063      $  (355) $(1,371) $  (645)  $  979  $ (1,392)
                                    =======  =======  =======  =======   =======      =======  =======  =======   ======  ========

Basic net income (loss) per share   $  0.01  $ (0.06) $  0.09  $ (0.03)  $  0.13      $ (0.04) $ (0.16) $ (0.08)  $ 0.11  $  (0.16)
                                    =======  =======  =======  =======   =======      =======  =======  =======   ======  ========

Diluted net income (loss) per share $  0.01  $ (0.06) $  0.09  $ (0.03)  $  0.12      $ (0.04) $ (0.16) $ (0.08)  $ 0.10  $  (0.16)
                                    =======  =======  =======  =======   =======      =======  =======  =======   ======  ========
